Exhibit 20.1


Chase Manhattan Grantor Trust 1995-B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 13 Beginning Date                     11/01/1996
Due Period 13 End Date                           11/30/1996
Determination Date                               12/10/1996
Remittance Date                                  12/16/1996


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 26.5761210510

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 3.0150375258

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 764,472.05
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.5110233089

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,709,149.96
      B. From Current Period                                     $ 4,086,358.27
      C. Change in Amount Between Periods (Lines B - A)            $ 377,208.31

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 877,609,562.62
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.586651850259

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 45,868,323.05
      B. Available Cash Collateral Amount Percentage            5.000000000218%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 45,868,323.05
      B. For the Next Collection Period                         $ 43,880,478.13